Exhibit 10.24

AMENDED AND RESTATED

UNSECURED PROMISSORY NOTE

(MEZZANINE DEBT)

$150,000,000.00	October 15, 2017

FOR VALUE RECEIVED, HOF VILLAGE, LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of AMERICAN CAPITAL CENTER, LLC, a Delaware limited liability company (together, with its successors and/or assigns, “Lender”), the principal amount of up to ONE HUNDRED FIFTY MILLION and NO/100 U.S. DOLLARS ($150,000,000.00), or so much thereof as may have been Advanced by Lender to Borrower in accordance with the terms and conditions of this Amended and Restated Promissory Note (together with all amendments, modifications, supplements, renewals, consolidations and extensions thereof, this “Note”), together with interest thereon as set forth below, in lawful money of the United States of America, which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private. This Note amends, restates and supersedes that certain Unsecured Promissory Note, dated January 1, 2016, between Borrower and Lender’s predecessor.

1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Advance” means any loan of funds from Lender to or on account of Borrower pursuant to this Note. Borrower acknowledges that Lender may terminate future Advances at any time in its sole and absolute discretion.

“Default Rate” means a rate of six percent (6%) per annum in addition to the Note Rate.

“Final Payment” means the final payment due on the Maturity Date of all unpaid principal, interest, charges and other amounts due under this Note.

“Maturity Date” means the last day of the sixtieth (60th) month following the month in which the first Advance takes place; the Maturity Date may be extended for two (2) one (1) year extensions (the “Extension”).

“Note Rate” means twelve percent (12%) per annum compounded monthly.

“Payment” means the Final Payment and/or any other payment required to be made by Borrower pursuant to the terms hereof.

“Term” means the period commencing on the date hereof and ending on the Maturity Date, subject to the Extension(s) set forth herein.

2. Rate of Interest. Interest on funds Advanced hereunder shall:

(a) From and after the date of each Advance until the Maturity Date, accrue at the applicable Note Rate;

(b) Be computed upon Advances of the Loan from and including the date of each Advance by Lender to or for the account of Borrower (whether to an escrow account, an affiliate of Borrower or otherwise), on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any portion of a month in which Interest is due; and

(c) Be paid by Borrower to Lender on the first day of each month, in arrears, during the Term or deferred as provided in Section 3(g). If interest is not paid monthly, accrued interest outstanding on the last day of each month shall be added to principal and compounded monthly thereafter.

In addition, in the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue Interest with respect to the Loan, each shall accrue Interest at the Default Rate, and (ii) all references herein to the “Interest Rate” or the “Note Rate” shall be deemed to refer to the Default Rate.

3. Payments.

(a) The Final Payment shall be due and payable in full on the Maturity Date.

(b) Except as otherwise specifically provided herein, all payments and prepayments under this Note shall be made to Lender not later than 5 p.m. (ET) on the date when due and shall be made in lawful money of the United States of America by wire transfer of immediately available funds at Lender’s office or at such other place or to such other party or parties as Lender from time to time may designate, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

(c) Prior to an Event of Default hereunder, all payments shall be applied first to fees and other costs due Lender, then to Interest on the outstanding principal balance at the Note Rate and any remaining balance then shall be applied to reduction of principal. Subsequent to an Event of Default, Lender shall be entitled to allocate all Payment(s) received by Lender to principal, interest, fees and/or charges in such order as Lender may elect in its sole discretion.

(d) Whenever any Payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such Payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the Interest due hereunder.

(e) All Payments made on this Note shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim, reduction, deferral, abatement or rescission, free and clear of, and without deduction for, any taxes, fees or other charges of any nature whatsoever.

(f) In addition to the payments required hereunder, Borrower shall also pay Lender an origination fee (“Origination Fee”) in an amount equal to of one percent (1%) of each Advance of principal made by Lender which shall be due and payable at the time of each Advance made under this Loan. Borrower may, however, elect to pay the Origination Fee, or any portion thereof, upon substantial completion of construction, in which event the Origination Fee shall be added to principal and accrue interest thereon at the Interest Rate from the date due until paid. Lender shall be entitled to revoke any deferral of the Origination Fee at any time in its sole discretion on at least ten (10) days’ advance notice in which event Borrower shall commence paying the Origination Fee on subsequent Advances immediately upon receipt of written notice from Lender.

(g) Notwithstanding any other provision of this Note, Lender hereby allows Borrower to defer all or a portion of the interest payments then due until the completion of construction of the Project in which event any accrued but unpaid interest shall be added to the principal balance of the Loan and compound monthly. Lender shall be entitled to revoke any deferral of interest at any time in its sole discretion on at least ten (10) days’ advance notice in which event Borrower shall commence making interest payments on the outstanding Loan balance immediately upon receipt of written notice from Lender.

4. Prepayment. The principal amount of the Loan may not be prepaid, either in whole or in part, whether voluntarily or involuntarily, until the initial Maturity Date without the express written consent of Lender whose consent may be granted or withheld in its sole discretion. Borrower may, however, pay any accrued interest at any time without any prepayment penalty, premium, restriction or consent of Lender being required. In the event Lender permits a prepayment, any further Advance under this Note shall be treated as a new Advance hereunder. From and after the initial Maturity Date, Borrower shall have the right to prepay all or any portion of the outstanding principal amount of this Note at any time provided all of the following conditions have been satisfied:

(i) Written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment;

(ii) No Event of Default shall have occurred and be continuing at the time Borrower gives notice of its intent to prepay or on the date of such prepayment; provided, however, that, in the Event of Default (other than pursuant to bankruptcy, dissolution or insolvency), Borrower may prepay all amounts then due and owing hereunder regardless of whether or not Lender has accelerated this Note and the amounts due and owing hereunder;

(iii) Such prepayment is accompanied by all Interest accrued hereunder, the Origination Fee and all other sums due hereunder with respect to the amount being prepaid, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such prepayment;

(iv) For partial prepayments, the prepayment amount shall be in minimum principal amounts of Five Hundred Thousand and No/100 U.S. Dollars ($500,000.00) and are in $500,000 segments (i.e. $500,000, $1,000,000, $1,500,000, etc.); and

(v) Borrower shall obtain and deliver to Lender, at Borrower’s sole cost and expense, such certificates, opinions, documents or instruments as Lender may require.

5. Late Charge Provision. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this loan. Such costs include, without limitation, processing and accounting charges and loss of use of funds. Therefore, if any installment is not received by Lender within ten (10) days following its due date, Borrower shall pay to Lender an additional sum equal to four percent (4%) of the overdue amount as a late fee. The late fee shall be paid to Lender within ten (10) days after the date incurred or such failure to pay shall be a default hereunder. The parties agree that this late charge represents a reasonable sum considering all the circumstances existing on the date of this Note represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge will not consist of a waiver of the default with respect to the overdue amount and shall not prevent Lender from exercising any of its other rights and remedies available to Lender. No late fee shall be charged on any deferred payments under Sections 3(f) or (g) hereof, unless Lender has revoked either such deferral provisions as provided therein.

6. Collection and Enforcement Costs. Borrower, upon demand, shall pay Lender for all costs and expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by Lender in connection with the preparation and negotiation of this loan transaction, the collection of any sum due or the enforcement of any of Lender’s rights or remedies or Borrower’s obligations under this Note (including, without limitation, title, filing, recording, appraisal, environmental, trustee and other costs and fees).

7. Continuing Liability. The obligation of Borrower to pay the outstanding principal balance under this Note, Interest and all other sums due hereunder shall continue in full force and effect and in no way be impaired until the actual payment thereof to Lender.

8. Waivers.

(a) No provision in this Note (including, without limitation, the provisions for interest at the Default Rate) shall be construed as in any way excusing Borrower from its obligation to make each Payment under this Note promptly when due. The acceptance by Lender of any Payment under this Note after the date that such Payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding Payment(s) or to declare a default as herein provided for any failure to so pay. The acceptance by Lender of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not, without the express written consent of Lender, (i) constitute a waiver of the right to exercise any of Lender’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

(b) Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive diligence, presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default or “Event of Default” as are required hereby, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender. Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional borrowers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder. The release of any party liable hereon shall not operate to release any other party liable hereon.

(c) Lender shall not, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein; a waiver of one (1) event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

(d) To the maximum extent permitted by law, Borrower hereby waives and renounces for itself and for its heirs, successors and assigns all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption now provided, or that hereafter may be provided, by the Constitution and laws of the United States of America and of the state of Ohio, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

9. Default and Acceleration. The Loan, without notice, shall become due and payable immediately at the option of Lender if any Payment required under this Note is not paid on or prior to the date when due (giving effect to applicable notice and grace periods provided herein) or if not paid on the Maturity Date or on the happening of any other Event of Default.

10. Event of Default. For purposes hereof, the following shall constitute an “Event of “Default”:

a. The failure of Borrower to pay any installment of principal or interest on this Note within five (5) days of the date such payment is due and payable.

b. The failure of Borrower to pay any late fee within ten (10) days of the date such late fee is due and payable.

c. The failure of Borrower to pay any other sum required to be paid by Borrower under this Note within five (5) days of the date such payment becomes due and payable, unless an earlier date is provided therein.

d. IRG Canton Village Manager, LLC, or an affiliate thereof, fails to maintain control, directly or indirectly of Borrower, without the prior written consent of Lender whose consent may be withheld in Lender’s sole and absolute discretion.

e. Borrower failing to comply with all the terms and conditions of the Note.

11. Notices. Any notice, payment, demand or other communication required or permitted to be given by any provision of this Note shall be in writing and shall be given personally or by national overnight carrier to the last known address of the other party.

12. Entire Agreement. This Note constitutes the parties’ entire agreement with respect to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof or thereof.

13. No Oral Changes. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, supplements, consolidations and modifications hereof, and any and all references herein to the Note shall be deemed to include any such renewals, amendments, extensions, supplements, consolidations or modifications thereof

14. Interest Rate Limitation. Borrower and Lender stipulate and agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of Interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the state of Ohio. In the event Lender collects monies that are deemed to constitute Interest that would have the effect of increasing the effective interest rate under this Note to a rate in excess of the maximum interest rate permitted to be charged by the laws of the state of Ohio, the rate of Interest of this Note shall be deemed to be reduced immediately to such maximum permitted interest rate and all sums previously collected, at the option of Lender, shall be credited to the payment of principal due hereunder or returned to Borrower.

15. No Assignment. This Note may not be assigned by Borrower unless Lender consents, in writing, to such assignment or assumption. No such assignment shall release Borrower of its obligations hereunder.

16. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

17. Choice of Law. This Note, the rights of the parties hereunder and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed in accordance with the laws of the state of Ohio without reference to conflict of laws doctrines. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Note, and the parties waive any and all objections that they may have related thereto, subject to the parties right and obligation to arbitrate disputes as set forth herein.

18. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law(s), but if any provision of this Note shall be prohibited by or invalid under applicable law(s), such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

19. Exempted Transaction. Borrower agrees that (i) the payment obligations evidenced by this Note and the other instruments securing this Note are exempted transactions under the Truth in Lending Act 15 USC § 1601, et seq.; (ii) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System; and (iii) on the Maturity Date, Lender shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Borrower.

20. Waiver. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER SHALL EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE. AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY OTHERWISE WOULD ACCRUE. BORROWER AND LENDER EACH HEREBY ARE AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

IN WITNESS WHEREOF, Borrower has duly executed this Amended and Restated Unsecured Promissory Note as of the day and year first above written.

BORROWER:

HOF VILLAGE, LLC,
a Delaware limited liability company

By:	IRG Canton Village Manager, LLC, a Delaware limited liability company
Its:	Manager

	By:	/s/ Stuart Lichter
Stuart Lichter, President